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                                                                                                     EXHIBIT 11
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                                      NINE WEST GROUP INC. AND SUBSIDIARIES
                                        Computation of Earnings Per Share
                                      (in thousands except per share data)

                                                                                           Transition
                                                                        1996      1995(1)   Period(2)   1994(2)
                                                                      --------   --------   ---------  --------
PRIMARY EARNINGS PER SHARE
--------------------------
  Computation for Consolidated Statements of Income
  -------------------------------------------------
    Income from continuing operations available for common stock....   $83,644    $18,976     $  941    $63,890
    Loss on disposal of discontinued operation......................    (2,636)         -          -          -
                                                                       -------    -------     ------    -------
      Net income....................................................   $81,008    $18,976     $  941    $63,890
                                                                       =======    =======     ======    =======
   Shares:
    Weighted average number of common shares outstanding............    35,647     35,011     34,655     34,555
    Add:
      Net effect of dilutive stock options based on the
       treasury stock method........................................     1,052        696          -          -
                                                                       -------    -------     ------    -------
    Weighted average number of shares outstanding
     including common stock equivalents.............................    36,699     35,707     34,655     34,555
                                                                       =======    =======     ======    =======
    Primary earnings per share:
      Income from continuing operations, as adjusted................   $  2.28    $  0.53     $ 0.03    $  1.85
      Loss on disposal of discontinued operation, as adjusted.......     (0.07)         -          -          -
                                                                       -------    -------     ------    -------
        Net income..................................................   $  2.21    $  0.53     $ 0.03    $  1.85
                                                                       =======    =======     ======    =======

FULLY DILUTED EARNINGS PER SHARE
--------------------------------
  Computation for Consolidated Statements of Income
  -------------------------------------------------
    Reconciliation of net income to amount used for fully diluted computation in Consolidated Statements of Income:
      Income from continuing operations per primary
       calculation above............................................   $83,644
      Add:
        Interest on 5.5% convertible debentures, net of tax effect..     4,063
                                                                       -------
          Adjusted income from continuing operations................    87,707
          Loss on disposal of discontinued operation................    (2,636)
                                                                       -------
            Net income..............................................   $85,071
                                                                       =======

    Reconciliation of weighted average common shares outstanding to amount used for fully diluted computation in Consolidated
     Statements of Income:
      Weighted average number of common shares outstanding..........    35,647
      Add:
        Weighted average shares issuable from assumed exercise of
         5.5% convertible debentures................................     1,855
        Net effect of dilutive stock options based on the treasury
         stock method...............................................     1,351
                                                                       -------
          Fully diluted shares outstanding..........................    38,853
                                                                       =======
  Fully diluted earnings per share:
    Income from continuing operations...............................   $  2.26
    Loss on disposal of discontinued operation......................     (0.07)
                                                                       -------
      Net Income....................................................   $  2.19
                                                                       =======
(1) Fully diluted earnings per share are equal to primary earnings per share for the 1995 period.
(2) Primary earnings per share for 1994 and the Transition Period, as disclosed on the face of the Consolidated
    Statements of Income, do not include the effect of common stock equivalents, as their dilutive effect was less than 3%.
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